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                                                                   EXHIBIT 10.3F

                          SIXTH AMENDMENT TO AGREEMENT

         This Sixth Amendment ("Sixth Amendment") to the Agreement dated December 16, 1996 (the "Agreement") between Atrix Laboratories, Inc., a Delaware Corporation ("Atrix"), with its principal place of business at 2579 Midpoint Drive, Fort Collins, Colorado 80525-4417 and Block Drug Corporation, a New Jersey corporation ("Block"), with its principal place of business at 105 Academy Street, Jersey City, New Jersey 07302-9988, is made and is effective as of this 24th day of September 1999 (the "Effective Date of the Sixth Amendment"), between Atrix and Block, as amended by (i) that certain First Amendment to the Agreement dated as of June 10, 1997, (ii) that certain Second Amendment to the Agreement dated as of July 31, 1997, (iii) that certain Third Amendment to the Agreement dated February 4, 1998, (iv) that certain Fourth Amendment to the Agreement dated as of January 12, 1999, (v) that certain Fifth Amendment to the Agreement dated as of January 27, 1999, and (vi) that certain letter agreement dated January 29, 1999 from Mr. Arthur J. Looney of Block to Mr. John Urheim of Atrix.

         WHEREAS, the parties desire to further amend the Agreement on the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

         1. Article III is hereby amended by the addition of the following
Section 3.10:

         Section 3.10. Provision for "Professional Samples" of ATRIDOX(R) [**] During Block's Fiscal Year 2000. Notwithstanding Section 9.09, Atrix shall provide to Block [**] Atridox(R) Units labeled "Professional Samples" [**]. Atrix shall deliver such "Professional Samples" at such times and in such amounts (not to exceed [**] Atridox(R) Units) as requested by Block during Block's fiscal year 2000. Block agrees that the "Professional Samples" will not be sold by Block to any third party but will be used by Block primarily as professional or trial samples to be left following Detail Calls, or in association with other marketing activities such as workshops, symposia or tradeshows, in order to induce future sales of Atridox(R). The cost of the [**] Atridox(R) Units provided to Block under this Section 3.10 (determined by multiplying [**] times [**] per Atridox(R) Unit) shall be credited against the increased sales support for Atridox(R) provided for in
         Section 3.08(ii) of the Fifth Amendment to Agreement.

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         [**]     Confidential treatment requested by Atrix on October 29, 1999.


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         2. Article III is hereby amended by the addition of the following
Section 3.11:

         Section 3.11. Potential Reimbursement for the Cost of "Professional Samples." Block shall reimburse Atrix the cost of [**] Professional Samples" provided to Block pursuant to Section 3.10 above at a rate of [**] of each dollar of Net Sales of Atridox(R) in excess of [**] during Block's fiscal year 2000. The maximum reimbursement to which Atrix is entitled to under this Section 3.11 is [**]. Such reimbursement shall be due no later than thirty (30) days following the end of Block's fiscal year 2000 and shall be paid as provided in Section 5.02. Such payment shall be in addition to any other payments to be made by Block to Atrix hereunder and shall not affect the obligations of Block pursuant to Article XIV hereof. Provided, however, it is expressly understood and agreed that in the event Net Sales of Atridox(R) during Block's fiscal year 2000 do not exceed [**] Atrix will not be entitled to any reimbursement under this section 3.11. It is further expressly understood and agreed that Block's reimbursement obligation pursuant to this Section 3.11 shall not extend to any Atridox(R) Units previously included in the reimbursement calculation set forth in Section 3.09 in the Fifth Amendment to Agreement.

         3. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

         4. Except as expressly modified by the terms hereof, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

         5. Signatures on this Sixth Amendment may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided to the other party within five (5) days of the applicable facsimile transmission; provided, however, that failure to provide the original counterpart shall have no affect on the validity or binding nature of this Sixth Amendment. If executed in counterparts, this Sixth Amendment will be as effective as if simultaneously executed.

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         [**]     Confidential treatment requested by Atrix on October 29, 1999.



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         IN WITNESS WHEREOF, the parties hereto have executed this Sixth
Amendment as of the date first written above.



                                         ATRIX LABORATORIES, INC.


                                         By /s/ David Bethune
                                           ------------------------------------
                                           David Bethune


                                         BLOCK DRUG CORPORATION

                                         By /s/ Arthur J. Looney
                                           ------------------------------------
                                           Arthur Looney


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